Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Atlantic Wine Agencies Inc.


We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Atlantic Wine Agencies Inc. of our report dated June 18, 2003 relating to the financial statements of Atlantic Wine Agencies Inc. appearing in the Annual Report on Form 10-KSB of Atlantic Wine Agencies Inc. for the year ended March 31, 2003.


/s/ Meyler & Company LLC
-----------------------------
Meyler & Company LLC
Certified Public Accountants


Middletown, New Jersey
June 1, 2004